Exhibit 10.5

APPS GENIUS CORP
EQUITY INCENTIVE PLAN

1.	PURPOSE.

The purpose of this Apps Genius Corp Equity Incentive Plan (the “Plan”) is to advance the interests of Apps Genius Corp (the “Company”) and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”).

The Plan is intended to accomplish these objectives by enabling the Company to grant awards (“Awards”) in the form of incentive stock options (“ISOs”), nonqualified stock options (“Nonqualified Options”) (ISOs and Nonqualified Options shall be collectively referred to herein as “Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), deferred stock (“Deferred Stock”), or other stock based awards (“Other Stock Based Awards”), all as more fully described below.

2.	ADMINISTRATION.

(a)
The Plan will be administered by the Board of Directors of the Company (the “Board”) or, upon its delegation, by the Compensation Committee (the “Committee”) of the Board of Directors (such party administering the Plan to be referred to herein as the “Administrator”).  The Administrator may be constituted to permit the Plan to comply with the “outside director” requirement of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, or any successor rules.  The Administrator will determine the recipients of Awards, the times at which Awards will be made, the size and type or types of Awards to be made to each recipient, and will set forth in each such Award the terms, conditions and limitations applicable to the Award granted.  Awards may be made singly, in combination or in tandem.  The Administrator will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.  Such determinations and actions of the Administrator, and all other determinations and actions of the Administrator made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties.  Except to the extent otherwise required under Code Section 409A, related regulations, or other guidance, the Administrator shall have the authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Administrator, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called.

3.	EFFECTIVE DATE AND TERM OF PLAN.

The Plan will become effective on September 23, 2010.

The Plan will terminate on September 23, 2020, subject to earlier termination of the Plan by the Board pursuant to Section 18 herein.  No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date pursuant to the terms of such Awards.

4.	SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 16 herein, the aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan shall be five million (5,000,000) shares; provided, however, that within sixty (60) days of the end of each fiscal year following the adoption of the Plan, the Board, in its discretion, may increase the aggregate number of shares of Common Stock available for issuance under the Plan by an amount not greater than the difference between (i) the number of shares of Common Stock available for issuance under the Plan on the last day of the immediately preceding fiscal year, and (ii) the number of shares of Common Stock equal to 15% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year.

The shares of Common Stock delivered under the Plan may be either authorized but unissued shares of Common Stock or shares of the Company’s Common Stock held by the Company as treasury shares, including shares of Common Stock acquired by the Company in open market and private transactions.  No fractional shares of Common Stock will be delivered pursuant to Awards granted under the Plan and the Administrator shall determine the manner in which fractional share value will be treated.

If any Award requiring exercise by a Participant for delivery of shares of Common Stock is cancelled or terminates without having been exercised in full, or if any Award payable in shares of Common Stock or cash is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which such Award was not exercised or for which cash was substituted will be available for future Awards of Common Stock; provided, however, that Common Stock subject to an Option cancelled upon the exercise of a SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash.  Shares of Restricted Stock and Deferred Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Administrator determines otherwise.

5.	ELIGIBILITY AND PARTICIPATION.

Those eligible to receive Awards under the Plan (each, a “Participant” and collectively, the “Participants”) will be persons in the employ of the Company or any of its subsidiaries designated by the Administrator (“Employees”) and other persons or entities who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including, without limitation, consultants and agents of the Company or any subsidiary.  A “subsidiary” for purposes of the Plan will be a present or future corporation or other entity of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

6.	OPTIONS.

(a)
Nature of Options.  An Option is an Award entitling the Participant to purchase a specified number of shares of Common Stock at a specified exercise price.  Both ISOs, as defined in Section 422 of the Code, and Nonqualified Options may be granted under the Plan; provided, however, that ISOs may be awarded only to Employees.

(b)
Exercise Price.  The exercise price of each Option shall be equal to the “Fair Market Value” (as defined below) of the Common Stock on the date the Award is granted to the Participant; provided, however, that (i) in the Administrator’s discretion, the exercise price of a Nonqualified Option may be less than the Fair Market Value of the Common Stock on the date of grant; (ii) with respect to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the option price of an ISO granted to such Participant shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the Award is granted; and (iii) with respect to any Option repriced by the Administrator, the exercise price shall be equal to the Fair Market Value of the Common Stock on the date such Option is repriced unless otherwise determined by the Administrator.  For purposes of this Plan, Fair Market Value shall mean the closing price of the Common Stock as reported on the principal securities exchange on which the Common Stock is listed, or if not so listed, the last sale price (or the average of the high asked and low bid prices of the Common Stock if sales price information is not reported) of the Common Stock as reported by the Nasdaq Stock Market or, if not reported on the Nasdaq Stock Market, by the NASD OTC Bulletin Board, “Pink Sheets” or similar quotation service.  If the Common Stock is not publicly traded, Fair Market Value shall be determined in good faith by the Board.

(c)
Duration of Options.  The term of each Option granted to a Participant pursuant to an Award shall be determined by the Administrator; provided, however, that in no case shall an Option be exercisable more than ten (10) years (five (5) years in the case of an ISO granted to a ten percent (10%) stockholder as defined in (b) above) from the date of the Award.

(d)
Exercise of Options and Conditions.  Except as otherwise provided in Sections 18 and 19 herein, and except as otherwise provided below with respect to ISOs, Options granted pursuant to an Award will become exercisable at such time or times, and subject to such conditions, as the Administrator may specify at the time of the Award.  The Options may be subject to such restrictions, conditions and forfeiture provisions as the Administrator may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance.  To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time.  With respect to an ISO granted to a Participant, the Fair Market Value of the shares of Common Stock on the date of grant which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

(e)
Payment for and Delivery of Stock. Full payment for shares of Common Stock purchased will be made at the time of the exercise of the Option, in whole or in part.  Payment of the purchase price will be made in cash or in such other form as the Administrator may permit, including, without limitation, delivery of shares of Common Stock.

7.	STOCK APPRECIATION RIGHTS.

(a)
Nature of Stock Appreciation Rights.  A SAR is an Award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock.  A SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date the SAR was granted.

(b)
Grant of SARs.  SARs may be subject to Awards in tandem with, or independently of, Options granted under the Plan.  A SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted.  A SAR granted in tandem with an ISO may be granted only at the time the ISO is granted and may expire no later than the expiration of the underlying ISO.

(c)
Exercise of SARs.  A SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Administrator may specify.  A SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable.  A SAR granted in tandem with an ISO may be exercised only when the market price of the shares of Common Stock subject to the ISO exceeds the exercise price of the ISO, and the SAR may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying ISO and the Fair Market Value of the Common Stock subject to the underlying ISO at the time the SAR is exercised.  At the option of the Administrator, upon exercise, a SAR may be settled in cash, Common Stock or a combination of both.

8.	RESTRICTED STOCK.

A Restricted Stock Award entitles the recipient to acquire shares of Common Stock, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Administrator.  The Award may be subject to such restrictions, conditions and forfeiture provisions as the Administrator may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance.  Subject to such restrictions, conditions and forfeiture provisions as may be established by the Administrator, any Participant receiving an Award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

9.	DEFERRED STOCK.

A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future.  Delivery of the shares of Common Stock will take place at such time or times, and on such conditions, as the Administrator may specify.  At the time any Deferred Stock Award is granted, the Administrator may provide that the Participant will receive an instrument evidencing the Participant’s right to future delivery of Deferred Stock.

10.	OTHER STOCK BASED AWARDS.

The Administrator shall have the right to grant Other Stock Based Awards under the Plan to Employees which may include, without limitation, the grant of shares of Common Stock as bonus compensation and the issuance of shares of Common Stock in lieu of an Employee’s cash compensation.

11.	AWARD AGREEMENTS.

The grant of any Award under the Plan may be evidenced by an agreement which shall describe the specific Award granted and the terms and conditions of the Award.  Any Award shall be subject to the terms and conditions of any such agreement required by the Administrator.

12.	TRANSFERS.

No Award (other than an outright Award in the form of Common Stock without any restrictions) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and, during a Participant’s lifetime, will be exercisable only by the Participant or, in the event of a Participant’s incapacity, by the Participant’s guardian or legal representative.

13.	RIGHTS OF A STOCKHOLDER.

Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder of the Company.  The Participant will obtain such rights, subject to any limitations imposed by the Plan, or the instrument evidencing the Award, upon actual receipt of shares of Common Stock.

14.	CONDITIONS ON DELIVERY OF STOCK.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restrictions or legends from shares of Common Stock previously delivered under the Plan until, (a) in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (b) until the shares of Common Stock to be delivered have been listed or authorized to be listed on the exchange or quotation system on which shares of Common Stock may be then listed or quoted, and (c) until all other legal matters in connection with the issuance and delivery of such shares of Common Stock have been approved by the Company’s counsel.  If the sale of shares of Common Stock has not been registered under the Securities Act of 1933, as amended (the “Act”), and qualified under the appropriate “blue sky” laws, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and laws and may require that the certificates evidencing such shares of Common Stock bear an appropriate legend restricting transfer.

If an Award is exercised by a Participant’s legal representative, the Company will be under no obligation to deliver shares of Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

15.	TAX WITHHOLDING.

The Company will have the right to deduct from any cash payment under the Plan or otherwise payable to the Participant taxes that are required to be withheld and to condition the obligation to deliver or vest shares of Common Stock under this Plan upon the Participant’s paying the Company such amount as the Company may request to satisfy any liability for applicable withholding taxes.  The obligations of the Company under this Plan shall be conditioned upon such payment or the making of arrangements satisfactory to the Company regarding such payments, and the Company, or any of its subsidiaries, shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.  The Administrator may in its discretion permit Participants to satisfy all or part of their withholding liability either by delivery of shares of Common Stock held by the Participant or by withholding shares of Common Stock to be delivered to a Participant upon the grant or exercise of an Award.

16.	ADJUSTMENT OF AWARD.

(a)
The Administrator may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards granted hereunder, and any applicable exercise price provided in outstanding Awards and in the kind of shares covered thereby, as the Administrator, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Administrator, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.  The Administrator may also make or provide for such adjustments in the numbers of shares specified in Section 4 of this Plan as the Administrator in its sole discretion may determine is appropriate to reflect any transaction or event described in this Section 16(a); provided, however, that any such adjustment to the number specified in Section 4 will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an ISO to fail to so qualify.

(b)
In the event of (i) a proposal, which is approved by the Board, of any merger or consolidation involving the Company where the Company is not the surviving entity or pursuant to which any shares of Common Stock would be converted into cash, securities or other property of another corporation or business entity (other than a merger or consolidation in which the holders of Common Stock immediately prior to the merger or consolidation continue to own at least 50% of the Common Stock after the merger or consolidation, or if the Company is not the surviving corporation, at least 50% of the common stock, or other voting securities, of the surviving corporation or other business entity immediately after the merger, consolidation or share exchange), or any sale of substantially all of the Company’s assets or (ii) any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company’s then outstanding Common Stock (such merger, consolidation, sale of assets or other transaction being hereinafter referred to as a “Transaction”), unless otherwise provided in a resolution adopted by the Board prior to the effectiveness of the Transaction, all outstanding Options and SARs shall become exercisable immediately before or contemporaneously with the consummation of such Transaction and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon consummation of such Transaction.  Unless otherwise approved in a resolution adopted by the Board prior to the effectiveness of such Transaction, immediately following the consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable.

 In lieu of the foregoing, if the Company will not be the surviving corporation or entity, the Administrator may arrange to have such acquiring or surviving corporation or entity, or an “Affiliate” (as defined below) thereof, grant replacement Awards which shall be immediately exercisable to Participants holding outstanding Awards.

The term “Affiliate,” with respect to any Person, shall mean any other Person who is, or would be deemed to be an “affiliate” or an “associate” of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  The term “Person” shall mean a corporation, association, partnership, joint venture, limited liability company, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

(c)
In the event of the dissolution or liquidation of the Company (except a dissolution or liquidation relating to a sale of assets or other reorganization of the Company referred to in the preceding sections), the outstanding options and SARs shall terminate as of a date fixed by the Administrator; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant who shall have the right during such period to exercise the Participant’s Options or SARs as to all or any part of the shares of Common Stock covered thereby.  Further, in the event of the dissolution or liquidation of the Company, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions.

17.	TERMINATION OF SERVICE.

Upon a Participant’s termination of service with the Company or a subsidiary (if an employee only of a subsidiary), any outstanding Award shall be subject to the terms and conditions set forth below, unless otherwise determined by the Administrator:

(a)
In the event a Participant leaves the employ or service of the Company or a subsidiary of the Company whether voluntarily or otherwise but other than by reason of the Participant’s death or “disability” (as such term is defined in Section 22(e)(3) of the Code), each Option and SAR granted to the Participant shall terminate upon the earlier to occur of (i) the expiration of the period three (3) months after the date of such termination and (ii) the date specified in the Option or SAR; provided, that, prior to the termination of such Option or SAR, the Participant shall be able to exercise any part of the Option or SAR which is exercisable as of the date of termination.  Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award which remains subject to any restrictions or conditions of the Award shall be forfeited to the Company upon such date of termination.

(b)
In the event a Participant’s employment with or service to the Company or its subsidiaries terminates by reason of the Participant’s death or “disability” (as such term is defined in Section 22(e)(3) of the Code), each Option and SAR granted to the Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period six (6) months after the date of such termination and (ii) the date specified in the option or SAR.  Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon the date of such termination.

18.	AMENDMENTS AND TERMINATION.

(a)
The Plan may be amended, altered and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by applicable law, rule or regulation; and (ii) except for adjustments made pursuant to Section 5(c), the exercise price for any outstanding Option or base price of any outstanding SAR may not be decreased after the date of grant, nor may any outstanding Option or SAR be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price or base price than the original Option or SAR, as the case may be, without stockholder approval of any such action. No action to amend or terminate the Plan shall permit the acceleration of the time or schedule of any payment of amounts deemed to involve the deferral of compensation under Code Section 409A, except as may be otherwise permitted under Code Section 409A, related regulations, or other guidance.

(b)
The Administrator may amend, alter or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c)	Notwithstanding Section 18(a) and Section 18(b) herein, the following provisions shall apply:

(i)
The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent and without stockholder approval, unless such stockholder approval is required by applicable laws, rules or regulations) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including, but not limited to, Code Section 409A and Code Section 422 or related regulations or other guidance and federal securities laws).

(ii)
The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

(d)
Notwithstanding any provision of the Plan, an Award or an Award Agreement to the contrary, the Administrator may (subject to any requirements imposed under Code Section 409A, related regulations, or other guidance) cause any Award (or portion thereof) granted under the Plan to be canceled in consideration of an alternative Award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the holder of such canceled Award.

19.	COMPLIANCE WITH CODE SECTION 409A

(a)
Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award granted under the Plan, it is the general intention of the Company that the Plan and all such Awards shall comply with Code Section 409A, related regulations, or other guidance, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith.  Deferrals of shares issuable pursuant to an Option, a SAR settled in shares of Common Stock, a Restricted Award or any other Award otherwise exempt from Code Section 409A, in a manner that would cause Code Section 409A to apply, shall not be permitted.  Without in any way limiting the effect of the foregoing, in the event that Code Section 409A, related regulations or other guidance require that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A or any related regulations or other guidance, then neither the Company, the Administrator nor their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

(b)
Without limiting the effect of Section 19(a), above, and notwithstanding any other provision in the Plan to the contrary, the following provisions shall, to the extent required under Code Section 409A, related regulations, or other guidance, apply with respect to Awards deemed to involve the deferral of compensation under Code Section 409A:

(i)
Distributions may be made with respect to Awards subject to Code Section 409A not earlier than upon the occurrence of one or more of the following events: (A) separation of service; (B) disability; (C) death; (D) a specified time or pursuant to a fixed schedule; (E) a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation; or (F) the occurrence of an unforeseeable emergency. Each of the preceding distribution events shall be defined and interpreted in accordance with Code Section 409A and related regulations or other guidance.

(ii)
With respect to Participants who are “key employees” (as defined in Code Section 409A, related regulations, or other guidance), a distribution due to separation of service may not be made before the date that is six months after the date of separation of service (or, if earlier, the date of death of the Participant), except as may be otherwise permitted pursuant to Code Section 409A, related regulations, or other guidance. To the extent that a Participant is subject to this section and a distribution is to be paid in installments, through an annuity, or in some other manner where payment will be periodic, the Participant shall be paid, during the seventh month following separation from service, the aggregate amount of payments he or she would have received but for the application of this section; all remaining payments shall be made in their ordinary course.  The previous sentence shall be applicable only if and to the extent that it complies with Code Section 409A, related regulations, and other applicable guidance.

(iii)
Unless permissible under Code Section 409A, related regulations, or other guidance, acceleration of the time or schedule of any payment under the Plan is prohibited, except that, to the extent permitted by the Administrator and to the extent such exceptions do not violate Code Section 409A, the following accelerations may be permitted in an Award:

(A)	As necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B));

(B)	As necessary to comply with a certificate of divestiture (as defined in Code Section 1043(b)(2)); and

(C)
To pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101 and 3121(v)(2) on amounts deferred under the Plan (the “FICA Amount”), including the income tax at source on wages imposed under Code Section 3401 on the FICA Amount, and to pay the additional income tax at source of wages attributable to additional Code Section 3401 wages and taxes.

(iv)
Except to the extent otherwise required or permitted under Code Section 409A, related regulations or other guidance, the Administrator shall (unless an individual Award Agreement provides otherwise) provide that distributions pursuant to Awards must be made no later than the later of (A) the date that is 2-1/2 months from the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; or (B) the date that is 2-1/2 months from the end of the Corporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture.

(v)	Deferral Elections:

(A)
In the sole discretion of the Administrator, a Participant may be permitted to make an election as to the time and form of any distribution from an Award, provided that, except as specified in (B) and (C) below, such election is made not later than the close of the taxable year preceding the taxable year in which the services for which the Award is granted are to be performed, or at such other time or times as may be permitted under Code Section 409A, related regulations, or other guidance.

(B)
In the case of the first year in which the Participant becomes eligible to participant in the Plan, the election described in (A) may be made with respect to services to be performed subsequent to the election within thirty (30) days after the date the Participant becomes eligible to participate in the Plan.

(C)
In the case of any performance-based compensation (as that term is defined in Code Section 409A, related regulations, or other guidance), where such compensation is based on services performed over a period of at least twelve months, the election described in (A) may be made no later than six months before the end of the period.

(vi)
To the extent that the Administrator, in its sole discretion, permits a subsequent election to delay a payment or change the form of payment that has been specified under (A), (B) or (C) above, the following provisions shall apply:

(A)	Such election may not take effect until twelve months after the date on which the election is made;

(B)
Where the payment is to be made for reasons other than death, disability or unforeseen hardship, as those terms are defined in Section 18(b)(i), above, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made; and

(C)
Any election related to a payment based upon separation from service, as that term is defined in Section 18(b)(i), above, may not be made less than twelve months prior to the date of the first scheduled payment hereunder.

20.	SUCCESSORS AND ASSIGNS.

The provisions of this Plan shall be binding upon all successors and assigns of any such Participant including, without limitation, the estate of any such Participant and the executors, administrators, or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Participant.

21.	MISCELLANEOUS.

(a)	This Plan shall be governed by and construed in accordance with the laws of the State of Nevada.

(b)	Any and all funds received by the Company under the Plan may be used for any corporate purpose.

(c)
Nothing contained in the Plan or any Award granted under the Plan shall confer upon a Participant any right to be continued in the employment of the Company or any subsidiary, or interfere in any way with the right of the Company, or its subsidiaries, to terminate the employment relationship at any time.